Exhibit 10(c)(6.1)

                     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

     This First Amendment to Employment Agreement ("First Amendment") is made as of August 1, 1996 by and between LAWSON PRODUCTS, INC., a Delaware corporation ("Company") and JEROME SHAFFER ("Shaffer").


                          U N D E R S T A N D I N G S:

     The parties to this First Amendment previously entered into an Employment Agreement dated December 14, 1972 ("Employment Agreement") . The parties desire to amend the Employment Agreement in certain respects.

     NOW, THEREFORE, in consideration of the undertakings of the parties hereto and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, it is agreed:

     1.   The Employment Agreement is hereby amended by deleting
Paragraph A in its entirety and replacing it with the following:

          "A. Shaffer has been Treasurer and Vice President of the Company for many years, presently serves in such capacity and shall continue to serve to serve the Company in accordance with the Employment Agreement, as amended hereby.

     2. The Employment Agreement is hereby further amended by deleting Paragraph F in its entirety and replacing it with the following:

          "F. The term of Shaffer's employment with the Company shall be through December 31, 1999 (the "Term"). Unless terminated as provided herein, the Term shall be automatically extended for additional one year terms. The Employment Agreement, as amended hereby, may be terminated effective on or after December 31, 1999 by either party upon at least one year's prior notice to the other. Such notice shall be deemed to have been given if delivered personally, by facsimile transmission, or if mailed, postage prepaid, by United States registered or certified mail, return receipt requested, or if delivered by a recognized overnight courier, addressed to the regular mailing address of the party being notified or to such other address or addresses as the party to be given notice may have furnished in writing to the party giving the notice, provided that no change in address shall be effective until seven days after being given to the other party in the manner provided for above. Any notice given in accordance with the foregoing shall be deemed given when delivered personally, or if by facsimile transmission, upon confirmation of transmittal, or if mailed, five business days after it shall have been deposited in the United States mail as aforesaid or, if sent by overnight courier, the business day following the date of delivery to such courier."

          3. The Employment Agreement is hereby further amended by deleting Paragraph G in its entirety and replacing it with the following:

          "G. The basis of compensation shall be no less than the current amount of Two Hundred Two Thousand, Five Hundred Eighty-Five ($202,585.00) Dollars per year, subject to increases as from time to time may be recommended to the Chairman of the Executive Committee or the Chairman of the Board by the Compensation Committee of the Board of Directors of the Company."

     4. The Employment Agreement is hereby further amended by deleting the second unlettered paragraph on Page 2 thereof in its entirety and replacing it with the following:

     "In addition, Shaffer is to receive those benefits as may from time to time be in effect and on the same terms and conditions as provided to other key executive officers of the Company."

          5. The last unlettered paragraph on page 2 of the Employment Agreement is hereby amended by replacing the word "man" in each place that it appears with "person."

     6. Except as amended by Paragraphs 1 through 5 hereof, the parties agree that all other terms, conditions and provisions of the Employment Agreement shall be and remain in full force and effect.



     IN WITNESS WHEREOF, the parties hereto have executed or caused their duly authorized representatives to execute this First to Employment Agreement as of the date first above written.


ATTEST:                       LAWSON PRODUCTS, IN



 /s/ Mary Ann Sturino         By: /s/ Sidney L. Port
Its                              SIDNEY L. PORT, Chairman
                                 of the Executive
                                 Committee



                               /S/ JEROME SHAFFER
                              JEROME SHAFFER